EXHIBIT 4.26

                     CABLE & WIRELESS (WEST INDIES) LIMITED
                           ("C&W") INTERNET ORDER FORM


Customer Name:    EFS Caribbean Ltd.


Service Address:  Sumita House
                  Newgate Street
                  St. John's
                  Antigua


Telephone No.:    480-1650


 Service                                Upgrade Charge         Rental Per Month
 -------                                --------------         ----------------

 C&W Dedicated 1024kb                   EC$ 0.00               EC$50,544.00
 Internet Connection.

 Security Deposit                       (Refer to file:  Acct no: 97000606-0100)


 Service Commencement:                  August 24th 1999

 Corrective Maintenance Hours:          12:00 GMT - 20:00 GMT

 Overtime Hours:                        20:01 GMT - 11:59 GMT

 Overtime Rate:                         EC$125.00 per hour.

This order includes C&W's Standard Internet Service Terms and Conditions which are attached hereto and form part of the Agreement between Customer and C&W for the provision of Internet service. This Order is accepted by C&W on the date of service initiation.

In Witness whereof the parties have executed this agreement the day and year before written.


SIGNED by duly authorized for and on behalf of
CABLE AND WIRELESS (WEST INDIES)LTD.           ________________________________


SIGNED by duly authorized for and on behalf of
EFS CARIBBEAN LTD.                             ________________________________


Date: _____________________

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                     CABLE & WIRELESS (WEST INDIES) LIMITED
                           ("C&W") INTERNET ORDER FORM


Customer Name:    EFS Caribbean Ltd.


Service Address:  Sumita House
                  Newgate Street
                  St. John's
                  Antigua


Telephone No.:    480-1650


 Service                                Upgrade Charge         Rental Per Month
 -------                                --------------         ----------------

 C&W Dedicated 512kb                    EC$ 0.00               EC$46,000.00
 Internet Connection.

 Security Deposit                       (Refer to file:  Acct no: 97000606-0100)


 Service Commencement:                  July 27th 1999

 Corrective Maintenance Hours:          12:00 GMT - 20:00 GMT

 Overtime Hours:                        20:01 GMT - 11:59 GMT

 Overtime Rate:                         EC$125.00 per hour.

This order includes C&W's Standard Internet Service Terms and Conditions which are attached hereto and form part of the Agreement between Customer and C&W for the provision of Internet service. This Order is accepted by C&W on the date of service initiation.

In Witness whereof the parties have executed this agreement the day and year before written.


SIGNED by duly authorized for and on behalf of
CABLE AND WIRELESS (WEST INDIES)LTD.           ________________________________


SIGNED by duly authorized for and on behalf of
EFS CARIBBEAN LTD.                             ________________________________


Date: _____________________

                     CABLE & WIRELESS (WEST INDIES) LIMITED
                           ("C&W") INTERNET ORDER FORM


Customer Name:    EFS Caribbean Ltd.


Service Address:  Sumita House
                  Newgate Street
                  St. John's
                  Antigua


Telephone No.:    480-1650


 Service                                Upgrade Charge         Rental Per Month
 -------                                --------------         ----------------

 C&W Dedicated T1 (1.544Mbit/s)         EC$ 0.00               EC$26,680.00
 Internet Connection.

 Security Deposit                       (Refer to file:  Acct no: 97000606-0100)


 Service Commencement:                  April 21st 1999

 Corrective Maintenance Hours:          12:00 GMT - 20:00 GMT

 Overtime Hours:                        20:01 GMT - 11:59 GMT

 Overtime Rate:                         EC$125.00 per hour.

This order includes C&W's Standard Internet Service Terms and Conditions which are attached hereto and form part of the Agreement between Customer and C&W for the provision of Internet service. This Order is accepted by C&W on the date of service initiation.

In Witness whereof the parties have executed this agreement the day and year before written.


SIGNED by duly authorized for and on behalf of
CABLE AND WIRELESS (WEST INDIES)LTD.           ________________________________


SIGNED by duly authorized for and on behalf of
EFS CARIBBEAN LTD.                             ________________________________


Date: _____________________

C&W's STANDARD INTERNET SERVICES TERMS AND CONDITIONS


Customer Name:             EFS Caribbean Ltd

1.0      GENERAL

The terms set forth below, the terms on the Cable & Wireless order form ("Order Form") and the terms of any documents referenced or otherwise incorporated herein (collectively, "Agreement") govern the provision by Cable & Wireless (West Indies) Limited ("C&W") of service to its customer specified on the Order Form ("Customer"), which service provides access to the combination of computers and computer networks that are owned and operated by a variety of entities and which is generally known collectively as the "Internet". This service ("Service") provides access to the Internet only for the Customer's use; it does not include any usage of the Internet itself nor does it include any third party charges therefor. This Agreement is effective upon its acceptance by C&W as set forth on the Order Form ("Effective Date").

2.0      TERM

The initial term of this Agreement ("Initial Term") shall be three (3) months from the Effective Date. Thereafter, this Agreement shall continue until either party provides the other with thirty (30) days' advance written notice of termination.

3.0      SERVICE ACCEPTANCE

C&W shall notify the Customer as to the date Service is operational and available for the Customer's use ("Service Start Date"). Any Customer-provided equipment and/or facilities not being installed, operational or otherwise available for use by the Service Start Date shall not be grounds for the Service not being accepted by the Customer.

4.0      CHARGES

Effective as of the Service Start Date, for all usage of the Service, whether such usage is authorized or known by the Customer, the Customer shall pay the charges set forth on the Order Form ("Charges"). The Customer shall incur an installation or other specified one-time Charge as of the date C&W commences the work for which that Charge applies. C&W may revise the Charges at any time upon thirty (30) days' advance notice.

5.0      PAYMENT

C&W shall provide invoices monthly in advance. Such invoices shall be due and payable upon receipt. Interest shall be applied on balances that remain unpaid thirty (30) days following the invoice date, in the amount of one and one-half percent (1 1/2%) per month in respect of all overdue amounts, starting from the invoice date. Questions concerning any invoice must be brought to the attention of C&W within thirty (30) days of the invoice date. The Customer shall be liable to C&W for any and all costs arid/or expenses incurred directly or indirectly, including reasonable attorneys' fees and expenses, in collection or attempted collection of any amounts due.

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6.0      CUSTOMER CREDIT

C&W may require the Customer to provide a security deposit(s) in an amount up to the total charges incurred by the Customer during the most recent three (3) month period. The Customer shall provide such security deposit(s) within one (1) week after receiving notice from C&W of such requirement.

7.0      PROVISION AND USE OF SERVICE, SOFTWARE, AND EQUIPMENT:

7.1 Title to any C&W-furnished equipment ("Equipment") shall at all times remain with C&W. The Customer shall not permit any liens or encumbrances to be placed upon the Equipment, and C&W shall have the right to take all actions necessary (including taking possession from the Customer's premises) to protect its ownership interest in the Equipment. Risk of loss for any Equipment shall pass to the Customer upon its delivery to the Customer's premises.

7.2 If C&W provides a router at the Customer's premises, the Customer, at its expense, shall provide a business telephone line to enable C&W to perform remote diagnostics on the router.

7.3 If C&W provides any software (and any related documentation) under this Agreement which is embedded in hardware as firmware and which is not accompanied by a license agreement (collectively "Service Agreement Software"), the Customer shall use the Service Agreement Software only with the Equipment, if any, and the Services. The Customer shall not (i) reproduce, reverse engineer, disassemble, decompile, modify, adapt, translate, create derivative works from, or transfer or transmit the Service Agreement Software in any form or by any means, or (ii) use the Service Agreement Software for any purpose other than as set forth in this paragraph. The Customer shall not have any ownership rights in, or obtain rights to, the Service Agreement Software. If a license agreement ("Software License") accompanies the C&W-provided software, whether such software is owned by C&W ("C&W License Agreement Software") or its third-party supplier(s) ("Third-Party License Agreement Software"), the Customer shall abide by the terms of the Software License. C&W shall have no obligations or liabilities whatsoever in connection with any Third-Party License Agreement Software, whether such. Third Party License Agreement Software is used in connection with the C&W provided Service or is used independent of the C&W-provided Service, including, without limiting the generality of the foregoing, in connection with the use thereof. The Customer agrees to look exclusively to the Third-Party License Agreement Software supplier(s) with respect to all matters relating to its software. The Service Agreement Software, the C&W License Agreement Software, and the Third-Party License Agreement Software are collectively referred to as "Software".

7.4 The Service is offered subject to the availability of the necessary facilities and equipment. The Customer may not resell the Service to any third party or permit any third party to use the Service, Service Agreement Software, or the Equipment. The Customer shall not allow the Service to be used, modified or adapted to transmit voice on the public telecommunications system of either C&W or any foreign telecommunications provider, and the Customer shall not connect to the PSTN at either the local or the distant end. The Customer shall comply with any C&W and applicable Internet instructions, rules, and regulations concerning the use of the

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Service, Software, Equipment, and the Internet, as such instructions, rules, and regulations may change from time to time, and the Customer shall only use the Service in full compliance with any applicable local laws. Although C&W may configure the Service so as to provide some security features, the Customer shall be solely responsible for providing for any security or privacy that it may desire for its computer network and any data stored on that network or accessed through the Service. The Customer acknowledges and assumes all liabilities relating to, and risks associated with, unauthorized access by a third party via the Service to such computer network and data.

7.5 If so specified on the Order Form, C&W shall submit a domain name registration request to the InterNic, or any successor organization ("Registration Organization"),on behalf of Customer. All charges associated with such registration shall be borne by the Customer. Said charges will be billed to Customer directly by the Registration Organization, or recharged by C&W as the case may be.

7.6 C&W shall provide the Customer with an Internet protocol address ("IP Address"). Title to the IP Address shall at all times remain with C&W and accordingly, the IP Address is not transferable to Customer or any third party. If, in C&W's sole determination, the Customer fails to fully utilize all the IP addresses assigned to it by C&W, C&W may withdraw all under-utilized IP Addresses from the Customer. C&W may at any time on notice to the Customer change the Customer's IP address. Additionally, C&W shall assume no responsibility for obtaining a Customer's existing IP address from Customer's previous Internet provider.

7.7 The Customer IP Address is intended for the exclusive use of the Customer, and the Customer shall keep the Customer IP secure from unauthorized use. The Customer shall be solely responsible for any usage of the Service and the Internet, including posting, downloading, additions, deletions, and changes made via the Customer IP Address, whether made with the Customer's authorization or knowledge. The Customer shall immediately notify C&W, to be confirmed in writing as soon as possible thereafter, if the Customer becomes aware of or suspects that the security of a Customer IP Address has been broken. Upon receipt of such notice, C&W shall either issue a replacement Customer IP to the Customer or take such other reasonable measures as C&W deems appropriate given the circumstances.

7.8 This Agreement does not constitute a license for the Customer to copy, reproduce, distribute, or otherwise use any proprietary information provided or accessible through the Service.

8.0      TERMINATION/CANCELLATION/DISCONTINUATION OF SERVICE:

8.1 The Customer may terminate a Service after the Service Start Date prior to the end of the Initial Term by providing thirty (30) days' advance written notice to C&W. In such event, in addition to paying for all Charges incurred through the date Service is discontinued, the Customer shall pay a termination charge, (as a early discontinuance of service fee and not as a penalty) ("Discontinuance Charge"), equal to the monthly charge for the Service multiplied by the number of months remaining in the Initial Term. The Customer may cancel a Service prior to the Service Start Date by providing prior written notice to C&W. In such event, the Customer shall pay (1) for all Charges incurred through the date of cancellation, and
(ii) the Discontinuance Charge.

8.2 In addition to any other remedies available, C&W may immediately terminate this Agreement in the event of a breach by the Customer of this Agreement, of the Software License, or of any other agreement between the parties pursuant to which C&W provides telecommunications services for the Customer ("Telecoms Agreement"). C&W may terminate this Agreement on notice to the Customer in any of the following circumstances: (1) initiation of proceedings by the Customer in voluntary bankruptcy; (ii) initiation of proceedings against the Customer in involuntary bankruptcy which are not dismissed within sixty (60) days of initiation; (iii) the appointment of a receiver or trustee for the Customer;
(iv) a general assignment for the benefit of the Customer's creditors; (v) the Customer's insolvency; (vi) nonpayment of amounts due to C&W under this Agreement or under any Telecoms Agreement.

8.3 Upon any termination, the Customer shall (1) immediately cease utilizing the Service, (ii) immediately return any Service Agreement Software, (iii) permit C&W to have access to and remove any Equipment from the Customer's premises,
(iv) pay C&W for all Charges incurred by Customer through the date Service is discontinued, and (v) if such termination occurs prior to the end of its Initial Term, pay the Discontinuance Charge.

8.4 In addition to any other remedies available, C&W may immediately (without notice and without liability to the Customer) discontinue the provision of Service if any of the following occurs: (a) C&W deems in its absolute discretion that it is necessary to discontinue the Service in order to protect against its fraudulent or illegal use or to otherwise protect C&W, its equipment, or facilities; (b) C&W receives complaints or claims from third parties regarding the Customer's use of the Service; or (c) the Customer fails to comply with the warranties set forth below.

9.0      INDEMNIFICATION/LIMITATION OF LIABILITY:

9.1 The Customer shall defend, indemnification and hold C&W harmless from and against all claims, demands, actions, causes of action, judgments, costs and reasonable attorneys' fees and expenses of any kind or nature for any damages of any kind arising from or related to any use of the Service, Software, Equipment, or the Internet including any breach by the Customer of the terms of this Agreement, whether such use is by the Customer or any third party irrespective of whether the Customer has authorized or known about such usage, or otherwise arising under or related to this Agreement, the Service, the Software, the Equipment, or the Internet.

9.2 C&W shall not be liable for any delay or interruption in or failure to provide or restore the Service howsoever caused including, without limitation, anything caused by or attributable to any customer equipment or any services provided by any person providing the on-line service connection to the Internet. In no event shall C&W be liable for any unauthorized access by a third party to Customer's computer network or data, loss of profits or data, or for any incidental, special, exemplary, or consequential damages. C&W's maximum liability for any damages arising out of or in any way related to this Agreement or the Service, Software, or Equipment shall not exceed the total charges for the Service provided during the month in which such liability arises.

9.3 If C&W has been notified that any Customer's usage of the Service, Software, Equipment, or the Internet is infringing any third party's rights or is in violation of any applicable law or regulation or if C&W otherwise has reason to believe this to be so, if requested by C&W, the Customer shall immediately cease all such usage of the Service, Software, or Equipment.

10.0     REPRESENTATIONS AND WARRANTIES:

10.1 C&W shall provide Service, Software and Equipment as set forth in this Agreement. C&W DOES NOT WARRANT THAT THE SERVICE, SERVICE AGREEMENT SOFTWARE OR EQUIPMENT SHALL BE UNINTERRUPTED OR ERROR FREE OR PROVIDE ANY SECURITY OR PRIVACY FOR ANY COMPUTER NETWORK OR ANY DATA, OR THAT THE INFORMATION AVAILABLE AND/OR ACCESSED THROUGH THE INTERNET SHALL BE ACCURATE, CORRECT, APPROPRIATE FOR ANY PARTY'S NEEDS, FREE FROM VIRUSES OR OTHER DISABLING CODES, OR THAT SUCH INFORMATION SHALL NOT INFRINGE UPON ANY PROPRIETARY OR OTHER RIGHTS OF OTHERS OR THAT ANY DOMAIN NAME REGISTRATION REQUEST SUBMITTED BY C&W TO THE REGISTRATION ORGANIZATION SHALL BE APPROVED BY THAT ORGANIZATION. THE USE OF THE INTERNET, ANY INFORMATION AVAILABLE AND/OR ACCESSED THROUGH THE INTERNET, ANY DOMAIN NAME, AND ANY SECURITY FEATURES PROVIDED FOR TEE SERVICE SHALL BE AT THE USER'S SOLE RISK. OTHER THAN ANY EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT, C&W DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR. YEAR! DATE ACCURACY. C&W MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE FITNESS, QUALITY, SUITABILITY, MERCHANTABILITY, TITLE, NON-INFRINGEMENT OR. PERFORMANCE OF ANY THIRD- PARTY LICENSE AGREEMENT SOFTWARE, IT BEING AGREED THAT ANY SUCH SOFTWARE IS BEING SUPPLIED "AS IS" AND THAT ALL SUCH RISK, AS BETWEEN C&W AND CUSTOMER, ARE TO BE BORNE BY CUSTOMER AT ITS SOLE RISK AND EXPENSE.

         THE CUSTOMER HEREBY REPRESENTS AND WARRANTS THAT USE OF THE SERVICE HEREUNDER (INCLUDING ANY USE OF ANY DOMAIN NAME) SHALL NOT VIOLATE OR INFRINGE UPON ANY PROPRIETARY OR OTHER RIGHTS OF OTHERS, BE ABUSIVE, THREATENING, OBSCENE, PROFANE OR OTHERWISE OFFENSIVE, OR VIOLATE ANY APPLICABLE LAWS OR REGULATIONS. THE CUSTOMER SHALL NOT REPRESENT TO ANY THIRD PARTY THAT C&W HAS MADE ANY WARRANTY OR REPRESENTATION OF ANY KIND WITH RESPECT TO THE SERVICE, SOFTWARE, EQUIPMENT, OR THE INTERNET.

11.0     ADDITIONAL TERMS:

(a) This Agreement is governed by and shall be construed in accordance with the laws of Antigua

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(b) The Customer may not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of C&W. An assignment shall be deemed to include any change of control of the Customer.

(c) C&W shall not be liable for, and is excused from, any failure or delay in performance that is due to acts of God, acts of civil or military authority, acts of the public enemy, war or threats of war, accidents, fires, explosions, earthquakes, floods, unusually severe weather, epidemics, or due to any other cause beyond its reasonable control.

(d) C&W may at any time on giving 30 days notice to Customer vary these Terms and Conditions.

(e) Any notice required to be given by either party under this Agreement may be sent by registered post to the respective addresses set out in the Order Form, or in the case of the Customer, may be sent to the Customer's e-mail address and shall in the case of notice by registered post be deemed to be effective three days after posting and in the case of notice to the Customer by E-Mail 24 hours after transmission.

(f) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and it supersedes all prior and/or contemporaneous oral and written agreements, understandings, and/or representations thereto.

(g) Notwithstanding any purchase orders or similar documents submitted by the Customer to C&W only the

(h) terms of this Agreement shall apply.